UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 2, 2011
Date of report (Date of earliest event reported)

Gramercy Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue	10170
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 297-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 2, 2011, Gramercy Capital Corp. (the "Company") announced a one-week extension of the maturity dates of its (i) $240.5 million mortgage loan (the "Goldman Mortgage Loan") with Goldman Sachs Mortgage Company ("GSMC"), Citicorp North America, Inc. ("Citicorp") and SL Green Realty Corp. ("SL Green," and collectively with GSMC and Citicorp, the "Mortgage Lenders"), and (ii) $549.7 million senior and junior mezzanine loans (the "Gramercy Realty Mezzanine Loans" and together with the Goldman Mortgage Loan, the "Gramercy Realty Loans") with KBS Debt Holdings, LLC ("KBS"), GSMC, Citicorp and SL Green (collectively, the "Mezzanine Lenders" and, together with the Mortgage Lenders, the "Gramercy Realty Lenders"), from April 29, 2011 to May 6, 2011.

On May 9, 2011, the Company announced that the scheduled maturity of the Gramercy Realty Loans occurred without repayment by the borrowers thereunder and without an extension or restructuring of the loans by the lenders. As a result of such non-repayment, the Gramercy Realty Lenders may immediately seek to exercise available remedies, which will likely include attempting to foreclose on all or substantially all the collateral securing the Gramercy Realty Loans. The Gramercy Realty Loans are secured by mortgages on certain properties owned by the Company's Gramercy Realty division and by pledges of equity interests in substantially all of the entities constituting the Company's Gramercy Realty division. Notwithstanding the maturity and non-repayment of the Gramercy Realty Loans, the Company maintains active communications with the Gramercy Realty Lenders and is endeavoring to negotiate an agreement for an orderly transition of all or substantially all of the Gramercy Realty assets to the Gramercy Realty Lenders, a mutual release of claims among the Company and the Gramercy Realty Lenders and, subject to certain termination provisions, the Company's continued management of the Gramercy Realty assets on behalf of the Gramercy Realty Lenders. The terms of such an agreement have not yet been finalized, however, and there can be no assurance the Company and the Gramercy Realty Lenders will ever consummate such an agreement.

For a further discussion of the possible consequences following the maturity and non-repayment of the Gramercy Realty Loans, please refer to the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2010.

Copies of the press releases of the Company announcing the extension and maturity are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Certain statements included or incorporated by reference in this Current Report on Form 8-K are forward-looking statements within the meaning Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements above include, but are not limited to, the status and result of negotiations with lenders.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  For more information regarding risks and uncertainties that may affect the Company's future results, review the Company's filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 2, 2011
99.2	Press Release, dated May 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2011

GRAMERCY CAPITAL CORP.

By:	/s/ Jon W. Clark
Name: Jon W. Clark
Title: Chief Financial Officer